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                                                                Exhibit  10.1.10

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

                                DECEMBER 21, 1999

POPE & TALBOT, INC.
A DELAWARE CORPORATION
1500 S.W. FIRST AVENUE, SUITE 200
PORTLAND, OREGON  97201                                                 COMPANY

MARIA M. POPE
TRUSTEE OF THE POPE GRANDCHILDREN'S TRUST
1500 S.W. FIRST AVENUE, SUITE 200
PORTLAND, OREGON  97201                                                 TRUSTEE

         The Company and the Trustee enter into this Agreement to govern an arrangement whereby the Company and the Trustee will join in the purchase of Policy No. 020043774, on a policy form entitled Variable Estate Protection Policy 1999, (Policy), issued by John Hancock Mutual Life Insurance Company (Insurer), insuring the lives of Peter T. Pope (Pope) and his wife, Josephine D. Pope. This Agreement is entered into in connection with the employment by the Company of Pope as the Company's Chairman and Chief Executive Officer and is intended to be a split-dollar life insurance agreement described in Rev. Rul. 64-328.

                                    ARTICLE 1

                 LIFE INSURANCE POLICY AND COLLATERAL ASSIGNMENT

         1.01     POLICY

                  1.01-1   In connection with this Agreement, the Trustee will
apply for and purchase the Policy.

                  1.01-2   The Trustee will be owner of the Policy. The Trustee
may freely exercise all rights and incidents of ownership, subject to the rights of the Company under this Agreement and the collateral assignment of the Policy to secure the Company's rights as described below.


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                  1.01-3   The Trustee may pledge or assign the Policy to secure
a loan, including a policy loan from the Insurer, but only to the extent that the Policy death benefit and net cash surrender value will not thereby be reduced below the amount the Company would then be entitled to receive under
2.01 in the event of a death benefit being payable under the Policy or under
3.01 in the event of surrender of the Policy. The Trustee is responsible for payment of interest on any such loan.

                  1.01-4   The Trustee will promptly provide copies of all
Policy documents, including the Policy, the Policy application, the Collateral Assignment, any loan documents and any other documents relating to the Policy, to the Company.

         1.02     PREMIUM PAYMENTS

                  The Company will pay the entire premium under the policy.

         1.03     COLLATERAL ASSIGNMENT

                  1.03-1   To secure the Company's rights under this Agreement,
the Trustee will collaterally assign the Policy to the Company using a collateral assignment form attached as Attachment A (Collateral Assignment). The Collateral Assignment will merely secure the Company's rights under this Agreement and will not transfer any incidents of ownership of the Policy to the Company.

                  1.03-2   The Trustee shall own and retain all rights under the
Policy, subject to the Company's rights under the Collateral Assignment, including the right to designate beneficiaries, the right to settlement and dividend options, the right to make a policy loan on the cash value as security, the right to surrender or partially surrender the Policy and receive the cash value and any other incidents of ownership.

                  1.03-3   The Trustee and the Company will take any additional
actions necessary to cause the Collateral Assignment to conform to this Agreement.

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                                    ARTICLE 2

                           DEATH BENEFIT UNDER POLICY

         2.01     PAYMENT TO COMPANY

                  If a death benefit becomes payable under the Policy, a sum equal to the accumulated premiums paid by the Company under 1.02, less any amount previously reimbursed, shall be paid to the Company.

         2.02     BALANCE OF PROCEEDS

                  Any balance of the proceeds over the amount payable under 2.01 shall be paid to the Trustee or other beneficiaries designated by the Trustee in the manner and in the amounts provided in the Policy's provisions for designation of beneficiary.

                                    ARTICLE 3

                               SURRENDER OF POLICY

         3.01     PAYMENT TO COMPANY ON SURRENDER

                  If the Trustee surrenders or partially surrenders the Policy, the Company shall have the unqualified right to receive the lesser of (a) the net proceeds from the complete or partial surrender of the policy or (b) the accumulated premiums paid by the Company under 1.02, less any amount previously reimbursed.

         3.02     BALANCE OF NET CASH SURRENDER VALUE

                  Any balance of the Policy's net cash surrender value over the amount payable to the Company under 3.01 shall be payable to the Trustee.

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                                    ARTICLE 4

                            TERMINATION OF AGREEMENT

         4.01     TERMINATION OF AGREEMENT

                  This Agreement shall terminate on the earlier of (a) such date as the Company and the Trustee may agree in writing or (b) the last day of the sixteenth Policy year.

         4.02     RELEASE OF COLLATERAL ASSIGNMENT

                  4.02-1   For sixty days after the date of termination of the
Agreement under 4.01, the Trustee shall have the option of obtaining the release of the Collateral Assignment as follows.

                  4.02-2   The Trustee may exercise this option by paying to the
Company the amount of the net cash surrender value of the Policy that the Company would then be entitled to receive under 3.01 if the Policy were then surrendered.

                  4.02-3   Upon receipt of payment under 4.02-2 the Company will
release the Collateral Assignment by executing and delivering to the Trustee and the Insurer an appropriate instrument of release.

         4.03     COMPANY'S RIGHTS

                  If the Trustee does not exercise the option under 4.02, the Company may enforce its rights to claim and receive payment from the net cash surrender value of the Policy of the amount under 3.01. The Trustee will, at the Company's request, execute any documents required by the Insurer to make payment to the Company, including surrender or partial surrender of the Policy if required under the terms of the Policy.

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                                    ARTICLE 5

                                  MISCELLANEOUS

         5.01     BINDING AGREEMENT

                  This Agreement is binding on and enforceable by and against the parties, their successors, legal representatives and assigns.

         5.02     AMENDMENTS

                  This Agreement may be amended only in a written document signed by both parties.

         5.03     GOVERNING LAW

                  This Agreement is governed by and construed according to the laws of the state of Oregon with the exception of its rules with respect to choice of laws.

         5.04     SEVERABILITY

                  No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

         5.05     NOTICES

                  All notices required or permitted to be given under this Agreement must be given in writing and will be deemed given when personally delivered or, if earlier, when received after mailing by registered or certified mail, postage prepaid, with return receipt requested.

         5.06     ADAYS@

                  Any reference in this Agreement to Adays@ means all calendar days, whether or not legal holidays.

         5.07     WAIVERS

                  A party's failure to insist on compliance or enforcement of any provision of this Agreement shall neither affect the validity of the provision or its enforceability, nor constitute a waiver of future enforcement of that or any other provision.

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         5.08     DUPLICATE ORIGINALS

                  This Agreement may be executed in duplicate originals, any of which shall have the same significance.

TRUSTEE:                               TRUSTEE OF THE POPE GRANDCHILDREN'S TRUST

                                       By: /s/ Maria M. Pope
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COMPANY:                               POPE & TALBOT, INC.

                                       By: /s/ Michael Flannery
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